EXHIBIT 10.46
NEWPARK RESOURCES, INC.
COMPENSATION COMMITTEE CHARTER
ORGANIZATION
     This charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Newpark Resources, Inc. (“Newpark” or the “Company”). The Committee shall consist of not less than three independent directors. The number of directors constituting the Committee, and those serving on the Committee (its “Members”), shall be determined annually by the Board. Members shall serve during their respective terms as directors, subject to earlier removal by the Board. Company management, independent auditors and corporate counsel and other consultants and advisors may attend each meeting or portions thereof as requested by the Committee. The Committee shall hold two meetings each year and may call special meetings when necessary.
INDEPENDENCE
     Each Member of the Committee must be:
•	an “independent director,” as defined under the rules of the New York Stock Exchange, as amended from time to time (the “Rules”), except as may be otherwise permitted under the Rules;

•	a “non-employee director,” as defined in Rule 16b-3 promulgated under

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	an “outside director,” as defined under Section 1.162-27 promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.
PURPOSE AND AUTHORITY
     The Committee shall discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s executive officers, administer the Company’s equity incentive plans, and produce an annual report on executive compensation for inclusion in the Company’s proxy statement. This charter sets forth the authority and responsibility of the Committee for approving and evaluating executive officer compensation arrangements, plans, policies and programs of the Company, and for administering the Company’s equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Stock Plans”).
RESPONSIBILITIES
     The following functions shall be the principal responsibilities of the Compensation Committee, provided, however, that the Committee may supplement these functions as it deems appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.
1.	The Committee will have the authority to determine the form and amount of compensation to be paid or awarded to each executive officer of the Company.

2.	The Committee shall recommend to the Board the compensation and benefits of the non-employee directors, based on criteria set forth in the Company’s Corporate Governance Policy and such other considerations as the Committee deems appropriate. In addition, the Committee, in its sole discretion, may award additional compensation and benefits to its chairperson and to the chairpersons of other committees of the Board, in view of the additional time and effort the chairpersons are required to expend in performing their additional duties as chairpersons.

3.	The Committee will have the sole authority and right to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors at the expense of the Company and not at the expense of the members of the Committee.

4.	The Committee will annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”) and evaluate the CEO performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (a) salary paid to the CEO, (b) all cash-based bonuses and equity compensation paid to the CEO, (c) entering into, amending or extending any employment contract or similar arrangement with the CEO, (d) any CEO severance or change in control arrangement, and (e) any other CEO compensation matters as from time to time directed by the Committee or the Board. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company’s CEO in prior years.

5.	The Committee will annually review and approve the corporate goals and objectives relevant to the compensation of other executive officers. In light of these goals and objectives, the Committee will make and annually review decisions respecting (a) salary paid to the executive officers, (b) all cash-based bonuses and equity compensation paid to the executive officers, (c) entering into, amending or extending any employment contract or similar arrangement with one or more executive officers, (d) executive officers’ severance or change in control arrangements, and (e) any other executive officer compensation matters as from time to time directed by the Committee or the Board. In determining the long-term incentive component of the executive officers’ compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the Company’s executive officers in prior years.
6.	The Committee will annually review and recommend to the Board a budget, in such detail as the Committee or the Board shall determine in its sole discretion, for the aggregate salaries of all employees of the Company and its subsidiaries other than the executive officers.

7.	The Committee will annually review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements and the shares and amounts reserved thereunder, after taking into consideration the Company’s strategy of long-term and equity-based compensation.

8.	The Committee will: (a) approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (b) interpret the Stock Plans and agreements thereunder; and (c) determine acceptable forms of consideration for stock issued pursuant to the Stock Plans.

9.	The Committee will meet with the CEO at least once in each fiscal year to discuss the incentive compensation programs to be in effect for the Company’s executive officers for such fiscal year and the corporate goals and objectives relevant to those programs.

10.	The Committee will report regularly to the Board of Directors.

11.	The Committee will prepare an annual Report to the stockholders, for inclusion in the Company’s annual proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission.

12.	The Committee will at least annually review and assess its performance and submit a report on its performance to the Board.

13.	The Committee will review this charter annually and recommend to the Board any changes it deems appropriate.
FUNDING
     The Company shall issue payments as directed by the Committee of compensation to the outside legal, accounting and other advisors retained by the Committee in its discretion pursuant to this charter.

MEETINGS AND QUORUM
     Meetings may be conducted on reasonable notice to the Committee members, at a mutually agreed location or by telephone conference call, as deemed appropriate by the Committee Chairman. Attendance by three members shall constitute a quorum for the transaction of business at any meeting. The Committee shall maintain written minutes of its meetings; the Committee also may act by unanimous written consent.
Adopted by the Board of Directors – June 11, 2003
Amended – December 7, 2005

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